UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 8, 2007

CHINA SECURITY & SURVEILLANCE
TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50917	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road Futian, Shenzhen, China, 518034
(Address of Principal Executive Offices)

(86) 755-83765666
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 7, 2007, the board of directors of China Security & Surveillance Technology, Inc. (the “Company”) adopted its 2007 Equity Incentive Plan (the “2007 Plan”), which provides for grants of stock options, stock appreciation rights, performance units, restricted stock, restricted stock units and performance shares (collectively, the “Awards”). Thereafter, on February 16, 2007, the Company filed a Registration Statement on Form S-8 registering the shares issuable pursuant to the 2007 Plan.

On February 27, 2007, the Company granted an aggregate of 1,052,100 shares of restricted stock pursuant to the 2007 Plan to 383 employees and consultants of the company. These shares will vest with respect to each of the 383 employees and consultants over a period of four (4) years. The form of Restricted Stock Grant Agreement entered into with all 383 employees and consultants is attached as Exhibit 99.1 to this Current Report.

Included among restricted stock grants to the 383 employees and consultants, the Company approved equity awards to certain of its executive officers and directors. The amount of equity awards are as follows:

Name of Participant	Address of Participant	Total No. of Shares

Guoshen Tu	Chief Executive Officer, President and Director	30,000

Yap Wing Khai Terence	Chief Financial Officer, Vice President and Director	30,000

Lingfeng Xiong	Vice President, Director and Secretary	30,000

Jianguo Jiang	Vice President and Director	30,000

Total		120,000

The terms and conditions of each of the 383 restricted stock grants, including the above named officers and directors, are materially consistent with the previously disclosed terms of the 2007 Plan. All of the terms of the 2007 plan, including those discussed in this Current Report, are qualified by reference to the provisions of the 2007 Plan, attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 13, 2007.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1  Form of Restricted Stock Grant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Security & Surveillance Technology, Inc.

Date: March 8, 2007

/s/ Guoshen Tu
Chief Executive Officer